Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the nine months ended June 30, 2017
(In millions except for per share amounts)

	As Reported (a)	Pro Forma Adjustments		Pro Forma
Sales	$2,425	$—		$2,425
Cost of Sales	(2,073)	—		(2,073)
GROSS MARGIN	352	—		352
Selling, general and administrative	(192)	(3)	(b)	(195)
Restructuring costs	(4)	—		(4)
Other operating expense, net	(5)	—		(5)
OPERATING INCOME	151	(3)		148
Other income, net	1	—		1
Equity in earnings of affiliates	32	(19)	(c)	13
Interest expense, net	(63)	—		(63)
INCOME BEFORE INCOME TAXES	121	(22)		99
Provision for income taxes	(30)	7	(d)	(23)
Net income attributable to noncontrolling interests	(5)	—		(5)
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MERITOR, INC.	86	(15)		71

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Basic	$0.98			$0.81
Diluted	$0.94			$0.78

Basic average common shares outstanding	87.9			87.9
Diluted average common shares outstanding	91.4			91.4

Notes:

(a) Represents historical condensed consolidated statement of operations as reported by the Company for the nine months ended June 30, 2017.

(b) Represents purchased employee and other services provided to the Meritor WABCO JV by the Company during the nine months ended June 30, 2017, which will not continue after varying agreed upon transition periods of up to two years.

(c) Represents the elimination of the equity in earnings of the Company's investment in the Meritor WABCO JV from the continuing operations of the Company for the nine months ended June 30, 2017.

(d) Represents the estimated income tax effect of the pro-forma adjustments for the nine months ended June 30, 2017. The tax effect of the pro-forma adjustments was calculated using the statutory rates in effect for the periods presented.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the year ended September 30, 2016
(In millions except for per share amounts)

	As Reported (a)	Pro Forma Adjustments		Pro Forma
Sales	$3,199	$—		$3,199
Cost of Sales	(2,763)	—		(2,763)
GROSS MARGIN	436	—		436
Selling, general and administrative	(213)	(4)	(b)	(217)
Restructuring costs	(16)	—		(16)
Other operating expense, net	(3)	—		(3)
OPERATING INCOME	204	(4)		200
Other expense, net	(1)	—		(1)
Equity in earnings of affiliates	36	(26)	(c)	10
Interest expense, net	(84)	—		(84)
INCOME BEFORE INCOME TAXES	155	(30)		125
Benefit for income taxes	424	10	(d)	434
Net income attributable to noncontrolling interests	(2)	—		(2)
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MERITOR, INC.	577	(20)		557

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Basic	$6.40			$6.18
Diluted	$6.27			$6.05

Basic average common shares outstanding	90.1			90.1
Diluted average common shares outstanding	92.0			92.0

Notes:

(a) Represents historical condensed consolidated statement of operations as reported by the Company for the year ended September 30, 2016.

(b) Represents purchased employee and other services provided to the Meritor WABCO JV by the Company during the year ended September 30, 2016, which will not continue after varying agreed upon transition periods of up to two years.

(c) Represents the elimination of the equity in earnings of the Company's investment in the Meritor WABCO JV from the continuing operations of the Company for the year ended September 30, 2016.

(d) Represents the estimated income tax effect of the pro-forma adjustments for the year ended September 30, 2016. The tax effect of the pro-forma adjustments was calculated using the statutory rates in effect for the periods presented.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2017
(In millions)

	As Reported (a)	Pro Forma Adjustments		Pro Forma
CURRENT ASSETS:
Cash and cash equivalents (h)	$231	$250	(b)	$481
Receivables, trade and other, net (h)	500	(4)	(c)	496
Inventories (h)	360	—		360
Other current assets	37	—		37
TOTAL CURRENT ASSETS	1,128	246		1,374
Net property (h)	430	—		430
Goodwill (h)	391	—		391
Other assets	763	(97)	(d)	666
TOTAL ASSETS	$2,712	$149		$2,861

LIABILITIES, MEZZANINE EQUITY AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-term debt	$132	$—		$132
Accounts and notes payable (h)	602	(4)	(e)	598
Other current liabilities	277	1	(f)	278
TOTAL CURRENT LIABILITIES	1,011	(3)		1,008
Long-term debt	858	—		858
Retirement benefits	667	—		667
Other liabilities	220	4	(f)	224
TOTAL LIABILITIES	2,756	1		2,757
MEZZANINE EQUITY
Convertible debt with cash settlement	12	—		12
EQUITY (DEFICIT):
Common stock (101.4 shares issued and 88.6 shares outstanding)	101	—		101
Additional paid-in capital	875	—		875
Accumulated deficit	(156)	148	(g)	(8)
Treasury stock, at cost (12.8 shares)	(136)	—		(136)
Accumulated other comprehensive loss	(768)	—		(768)
Total deficit attributable to Meritor, Inc.	(84)	148		64
Noncontrolling interests (h)	28	—		28
TOTAL EQUITY (DEFICIT)	(56)	148		92
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY (DEFICIT)	$2,712	$149		$2,861

Notes:

(a) Represents historical condensed consolidated balance sheet as reported by the Company as of June 30, 2017.

(b) Represents cash proceeds from the sale of the Company's investment in the Meritor WABCO JV.

(c) Represents amounts due to the Company from the Meritor WABCO JV for employee and other services provided by or paid for by the Company, which will not continue after varying agreed upon transition periods of up to two years.

(d) Includes $84 million of net operating losses and certain income tax credits used related to the transaction and $13 million related to the elimination of the Company's investment as of June 30, 2017 in the Meritor WABCO JV.

(e) Represents amounts owed by the Company to third parties for goods and services provided to the Meritor WABCO JV and paid for by the Company, which will not be paid by the Company after varying agreed upon transition periods of up to two years.

(f) Represents estimated tax liabilities related to the transaction.

(g) Represents the estimated $243 million gain on sale of the Company's investment in the Meritor WABCO JV net of the estimated $89 million of associated tax expense, calculated with the statutory rate in effect during the period and $6 million related to the Meritor WABCO JV pre-closing distribution and dividends, net of other items. The estimated gain has not been reflected in the pro forma condensed statement of operations as it is considered to be nonrecurring in nature.

(h) As of June 30, 2017, Assets and Liabilities held for sale were: (i) $1 million Cash and cash equivalents; (ii) $11 million Receivables, trade and other, net; (iii) $2 million Inventories; (iv) $3 million Net property; (v) $1 million Goodwill; (vi) $10 million Accounts and notes payable; and (vii) $2 million Noncontrolling interests.